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eROOMSYSTEM TECHNOLOGIES, INC. PROXY STATEMENT TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
eROOMSYSTEM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JULY 29, 2002

To the stockholders of eRoomSystem Technologies, Inc.:

        The annual meeting of the stockholders of eRoomSystem Technologies, Inc., or eRoomSystem Technologies, will be held at Thanksgiving Point, 3003 North Thanksgiving Way, Lehi, Utah, on Monday, July 29, 2002 at 9:00 a.m. local time, for the following purposes:

  (1)
  To elect Dr. Alan C. Ashton, David S. Harkness and Lawrence S. Schroeder as Class I directors and S. Leslie Flegel, Herbert A. Hardt, John J. Prehn and James C. Savas as Class II directors;

  (2)
  To approve an amendment to the eRoomSystem Technologies 2000 Stock Option and Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan from 2,400,000 shares to 2,700,000 shares;

  (3)
  To ratify and approve the issuance of options to purchase 1,200,000 shares of our common stock to our executive officers, directors, consultants and employees; and

  (4)
  To transact such other business as may properly come before the annual meeting and any adjournments thereof.

        Only stockholders of record at the close of business on June 14, 2002 are entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

        Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO OUR SECRETARY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

        A copy of the 2001 Annual Report to Stockholders, including financial statements for the twelve months ended December 31, 2001, is enclosed.

By order of the board of directors,
/s/ GREGORY L. HRNCIR
Gregory L. Hrncir Secretary
Dated: June 24, 2002

eROOMSYSTEM TECHNOLOGIES, INC.
PROXY STATEMENT

TABLE OF CONTENTS

VOTING SECURITIES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS
ELECTION OF DIRECTORS
INFORMATION CONCERNING OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers
Committees of the Board of Directors
Board of Directors Meetings
Director Compensation
Compensation Committee Interlocks and Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Employment Agreements and Termination of Employment
Report on Repricing of Options
Stock Performance Chart
AUDIT COMMITTEE REPORT
AUDIT AND NON-AUDIT FEES
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions Involving Ash Capital
Transactions Involving RSG Investments, LLC
Transactions Involving Herbert A. Hardt
Grant and Exercise of Stock Options on December 31, 2001
Limitation of Liability and Indemnification Matters
APPROVAL OF AMENDMENT TO THE 2000 STOCK OPTION AND INCENTIVE PLAN
RATIFICATION AND APPROVAL OF THE GRANT OF STOCK OPTIONS ON DECEMBER 31, 2001
VOTING PROCEDURES
2003 ANNUAL MEETING OF STOCKHOLDERS
OTHER BUSINESS
APPENDIX A: AMENDMENT TO 2000 STOCK OPTION AND INCENTIVE PLAN

eROOMSYSTEM TECHNOLOGIES, INC.
390 North 3050 East St.
George, Utah 84790

PROXY STATEMENT

        This proxy statement is furnished to the stockholders of eRoomSystem Technologies, Inc. in connection with our annual meeting of stockholders to be held at Thanksgiving Point, 3003 North Thanksgiving Way, Lehi, Utah on Monday, July 29, 2002 at 9:00 a.m. local time, and any adjournments thereof, for the purposes indicated in the notice of annual meeting of stockholders.

        The accompanying proxy is solicited by our board of directors. This proxy statement and the accompanying form of proxy are being mailed to our stockholders on or about June 27, 2002. Any stockholder giving a proxy has the power to revoke it prospectively by giving written notice to eRoomSystem Technologies, addressed to Gregory L. Hrncir, Secretary, at our principal address before the annual meeting, by delivering to us a duly executed proxy bearing a later date, by notifying us at the annual meeting prior to the commencement of the annual meeting, or by voting in person by ballot at the annual meeting after notifying the inspector of election of the stockholder's intention to do so prior to the commencement of the annual meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by us prior to the commencement of the annual meeting, or any adjournment thereof.

        None of the proposals to be voted on at the annual meeting creates a right of appraisal under Nevada law. A vote "FOR" or "AGAINST" any of the proposals set forth herein will only affect the outcome of the proposal.

        The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding such documents to security owners. In addition, eRoomSystem Technologies has engaged D.F. King & Co., Inc., a proxy solicitation firm, with respect to the matters submitted to stockholders for vote at the annual meeting. eRoomSystem Technologies estimates the cost associated with the retention of a proxy solicitation firm to be approximately $5,000, plus the reimbursement of reasonable out-of-pocket expenses.

VOTING SECURITIES

        The close of business on June 14, 2002 has been fixed by our board as the record date for determination of stockholders entitled to vote at the annual meeting. The securities entitled to vote at the annual meeting consist of shares of common stock, par value $0.001, of eRoomSystem Technologies, with each share entitling its owner to one vote. Common stock is presently our only class of voting securities that is outstanding. The number of outstanding shares of common stock at the close of business on June 14, 2002 was 10,754,158 shares. Our stockholders do not possess the right to cumulate their votes for the election of directors.

        Stockholders of record may vote their shares by completing and returning the proxy card or by using the toll-free number listed on the proxy card. The telephone voting procedure is set forth on the enclosed proxy card.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN OTHER BENEFICIAL OWNERS

        The following table sets forth, as of June 14, 2002, the beneficial ownership of common stock as to:

  •
  Each of our directors;

  •
  Each of our executive officers;

  •
  Each person known by us to currently own 5% or more of our outstanding voting securities; and

  •
  All directors and executive officers, as a group.

        The ownership of our voting securities was verified through the filings made with the Securities and Exchange Commission, or the Commission, and according to individual verification solicited and received from each director and executive officer. Beneficial ownership is calculated based on 10,754,158 shares of common stock outstanding as of June 14, 2002. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities and, accordingly, includes shares issuable upon exercise of options that are exercisable or become exercisable within 60 days of June 14, 2002.

        Unless otherwise indicated, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned and have the following address, c/o eRoomSystem Technologies, Inc., 390 North 3050 East, St. George, Utah 84790.

Directors and Executive Officers	Amount and Nature of Beneficial Ownership	Percent of Class
Dr. Alan C. Ashton	1,670,949[1]	15.33%
David S. Harkness	1,631,766[2]	14.62%
James C. Savas	1,417,641[3]	12.98%
Gregory L. Hrncir	472,447[4]	4.30%
Herbert A. Hardt	445,000[5]	4.06%
Derek K. Ellis	347,530[6]	3.16%
S. Leslie Flegel	251,644[7]	2.32%
John J. Prehn	237,308[8]	2.20%
Lawrence S. Schroeder	165,260[9]	1.53%
Directors and executive officers, as a group (9 individuals)	3,913,461	32.51%

Stockholders with Beneficial Ownership of 5% or More

Ash Capital, LLC	1,345,949[10]	12.35%
Peter S. Lynch	848,230[11]	7.89%
Steven L. Sunyich	841,662[12]	7.57%

1
Reflects the direct ownership of 25,000 shares of common stock and the indirect beneficial ownership of 1,620,949 shares of common stock. Of the 1,645,949 shares of common stock, 300,000 shares are held by AK Holding Company, LLC, an entity affiliated with Dr. Ashton, and 1,345,949 shares are beneficially owned by Ash Capital, LLC, an entity for which Dr. Ashton is the principal member. Of the shares held by AK Holding Company, LLC, 200,000 shares are subject to vesting and currently have no voting rights.

2
Reflects the direct ownership of 1,625 shares of common stock and options to purchase 250,000 shares of common stock, the indirect beneficial ownership of 34,192 shares of common stock beneficially owned by Providence Management, LLC, an entity for which Mr. Harkness is co-manager and 50% owner, and the indirect beneficial ownership of 1,345,949 shares of common stock beneficially owned by Ash Capital, LLC, an entity for which Providence Management, LLC is manager and holds a 20% profits interest. Mr. Harkness disclaims any beneficial ownership of the shares of common stock beneficially owned as a result of his affiliation with Ash Capital, LLC.

3
Reflects the direct ownership of 32,500 shares of common stock and options to purchase 5,000 shares of common stock, the indirect beneficial ownership of 34,192 shares of common stock beneficially owned by Providence Management, LLC, an entity for which Mr. Savas is co-manager and 50% owner, and the indirect beneficial ownership of 1,345,949 shares of common stock beneficially owned by Ash Capital, LLC, an entity for which Providence Management, LLC is manager and holds a 20% profits interest. Mr. Savas disclaims any beneficial ownership of the shares of common stock beneficially owned as a result of his affiliation with Ash Capital, LLC.

4
Reflects the direct ownership of 247,500 shares of common stock and options to purchase 224,947 shares of common stock. Of the shares held by Mr. Hrncir, 150,000 shares are subject to vesting and currently have no voting rights.

5
Reflects the direct ownership of 250,000 shares of common stock and an option to purchase 5,000 shares of common stock and the indirect beneficial ownership of 190,000 shares beneficially owned by Monness, Crespi, Hardt & Co., Inc.

6
Reflects the direct ownership of 87,556 shares of common stock and options to purchase 259,980 shares of common stock. Of the shares held by Mr. Ellis, 50,000 shares are subject to vesting and currently have no voting rights.

7
Reflects the direct ownership of 136,644 shares of common stock, an option to purchase 112,500 shares of common stock and a warrant to purchase 2,500 shares of common stock.

8
Reflects the direct ownership of 222,308 shares of common stock and an option to purchase 15,000 shares of common stock. Mr. Prehn disclaims beneficial ownership of the 178,569 shares of common stock held by RSG Investments on grounds that Mr. Prehn does not have or share and voting or investment power over such shares.

9
Reflects the direct ownership of 106,662 shares of common stock and an option to purchase 58,598 shares of common stock.

10
Reflects the direct ownership of 1,200,636 shares of common stock and an option to purchase 145,313 shares of common stock.

11
Reflects the beneficial ownership of 848,230 shares of common stock, as reported on Schedule 13G filed with the Commission on March 15, 2002.

12
Reflects the direct ownership of 206,889 shares of common stock, the beneficial ownership of 3,750 shares of common stock held by his spouse, the indirect beneficial ownership of 270,564 shares of common stock held by trusts for which he acts as trustee and options to purchase and options to purchase 360,459 shares of common stock, where such information is based solely upon the last Schedule 13D filed by Mr. Sunyich on September 8, 2000.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our board presently consists of seven persons, each of whom are serving in that capacity until a successor has been elected and qualified, subject to earlier resignation, removal or death. The current members of our board are Dr. Alan C. Ashton, S. Leslie Flegel, Herbert A. Hardt, David S. Harkness, John J. Prehn, James C. Savas and Lawrence S. Schroeder. Messrs. Hardt and Savas were added to our board through a resolution of our board on May 24, 2002 which increased the size of our board from five to seven persons and appointed Messrs. Hardt and Savas to fill such vacancies. On June 13, 2002, Messrs. Hardt and Savas accepted their respective appointments to our board.

        The number of directors comprising our board may be increased or decreased by resolution adopted by the affirmative vote of a majority of the quorum of the board. Our bylaws provide for a board consisting of not less than two and no more than nine persons who are elected generally for a term of one year. Directors are to serve until their successors have been elected and qualified.

        On May 24, 2002, our board approved the amendment and restatement of our bylaws that, among other things, classifies our board into two categories, Class I and Class II, where Class I directors will be elected for an initial term of one year and Class II directors will be elected for an initial term of two years. After the initial term, directors will thereafter be elected for two year terms such that only one category of directors will stand for election each year. The classification of our board can delay or render more difficult a change of control or attempted takeover of eRoomSystem Technologies not favored by our board.

        The Nevada Revised Statutes require the size of each class to be nearly as equal as possible. The following table sets forth the name and director class of each nominee for our board. For information concerning each of the nominees, including their ages, principal occupations and directorships in other companies, see "Information Concerning Our Board of Directors and Executive Officers," in this proxy statement.

CATEGORY	NAME
Class I	Dr. Alan C. Ashton Lawrence S. Schroeder David S. Harkness
Class II	S. Leslie Flegel Herbert A. Hardt John J. Prehn James C. Savas

        The plurality of votes cast, either in person or by proxy, at our annual meeting by the holders of our common stock is required to elect a director. Stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not have any effect on the outcome of voting on director elections.

        If the enclosed proxy is duly executed and received in time for our annual meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of the nominees, Dr. Alan C. Ashton, David S. Harkness and Lawrence S. Schroeder as Class I directors for terms of office expiring in 2003, and S. Leslie Flegel, Herbert A. Hardt, John J. Prehn and James C. Savas as Class II directors for terms of office expiring in 2004. Upon the election of Mr. Harkness to our board, we anticipate that he will be appointed by the board to serve as its chairman. All of the nominees have consented to serve if elected and the board presently has no knowledge or reason to believe that any of the nominees will be unable to serve. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by our board to replace any such nominee. Any additional vacancies on our board which occur during the year will be filled, if at all, by our board through an appointment of an individual to serve for the remainder of such term.

        Our board of directors recommends a vote in favor of the election to the board of Messrs. Ashton, Harkness and Schroeder as Class I directors and Messrs. Flegel, Hardt, Prehn and Savas as Class II directors.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS

        The following information is furnished with respect to each member of our board and our executive officers who are not directors. There are no family relationships between or among any of our directors or executive officers. Each of our executive officers is an employee of eRoomSystem Technologies and serves at the discretion of our board.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
David S. Harkness	37	President, Chief Executive Officer and Chairman of the Board
Derek K. Ellis	33	Chief Financial Officer and Treasurer
Gregory L. Hrncir	35	General Counsel, Vice President of Business Affairs and Secretary
Dr. Alan C. Ashton	60	Director
S. Leslie Flegel	65	Director
Herbert A. Hardt	59	Director
John J. Prehn	41	Director
James C. Savas	41	Director
Lawrence S. Schroeder	55	Director

        Set forth below are descriptions of the backgrounds of our executive officers and directors:

        David S. Harkness has served as our chief executive officer since December 20, 2000, as our chairman of the board since March 2001 and as our president since August 2001. From December 2000 to March 2001, Mr. Harkness served as our vice chairman of the board. Since April 1999, Mr. Harkness has served as co-manager of Providence Management, LLC, which is manager of Ash Capital, LLC, an investment company controlled by Dr. Alan C. Ashton. From November 1997 to April 1999, Mr. Harkness served as executive vice president and chief financial officer of Bookcraft, Inc. From March 1996 to November 1997, Mr. Harkness served as vice president and director of marketing for Fonix Corporation. From January 1991 to March 1996, Mr. Harkness served in sales manager and product marketing director capacities at WordPerfect Corporation and Novell, Inc. Mr. Harkness received his Bachelor of Science in Business Management and International Finance from Brigham Young University.

        Derek K. Ellis has served as our chief financial officer and treasurer since August 1999. From December 2000 to March 2001, Mr. Ellis served as our secretary. Mr. Ellis also serves as chief financial officer, treasurer and secretary of eRoomSystem Services, Inc., as chief financial officer, treasurer, secretary and as a director of RSi BRE, Inc., and chief financial officer, treasurer and as a director of eRoomSystem SPE, Inc. During his employment with us, Mr. Ellis served as vice president of finance for John Laing Homes from October 2001 to July 2002. From 1995 to 1997, Mr. Ellis served as the director of finance for IVY International Communications, Inc., Provo, Utah, formerly a division of Novell/WordPerfect. Mr. Ellis received his Bachelor of Science in Finance from the University of Utah.

        Gregory L. Hrncir has served as our general counsel since September 1999, and as our vice president of business affairs and secretary since March 2001. Mr. Hrncir previously served as our secretary from September 1999 to November 2000. Mr. Hrncir also serves as secretary of eRoomSystem Services, Inc., RSi BRE, Inc. and eRoomSystem SPE, Inc., and as a director of eRoomSystem Services, Inc. In 1999, Mr. Hrncir served as general counsel for PayStation America, Inc. Mr. Hrncir worked in private practice from 1994 through 1998, specializing in corporate and securities matters. Mr. Hrncir represented us from 1996 to 1998. Mr. Hrncir received his Bachelor of Science from Arizona State University and his Juris Doctor from Whittier College School of Law. Mr. Hrncir is a member of the Arizona and California State bars.

        Dr. Alan C. Ashton has served as one of our directors since August 2000. Dr. Ashton is also the principal member of Ash Capital, LLC. Dr. Ashton is the co-founder of WordPerfect Corporation, Orem, Utah. Dr. Ashton received a Bachelor of Science in Mathematics and a Ph.D. in Computer Science from the University of Utah. Dr. Ashton is a former computer science professor at Brigham Young University. Dr. Ashton has served on several company boards as and is currently a director of Deseret Book Company, Candesa, NextPage, Whizbang Labs and Thanksgiving Point and has been appointed to the Utah Business and Economic Development Group.

        S. Leslie Flegel has served as one of our directors since August 2000. Mr. Flegel has been the chairman of board and chief executive officer of The Source Interlink Companies, Inc., St. Louis, Missouri, since its inception in March 1995. For more than 14 years, Mr. Flegel was the principal owner and chief executive officer of Display Information Systems Company, a predecessor of The Source. Mr. Flegel received his Bachelor of Arts from the University of Missouri at Columbia.

        Herbert A. Hardt has served as one of our directors since June 13, 2002. Mr. Hardt is a co-founder and principal of Monness, Crespi, Hardt & Co., Inc. Prior to co-founding Monness, Crespi, Hardt & Co., Inc. in 1979, Mr. Hardt served as vice president of Fidelity Management and Research ("Bermuda") from 1971 to 1978. Mr. Hardt received his Bachelor of Science in Engineering from Harvard College in 1965 and his Master of Business Administration from Harvard University in 1971.

        John J. Prehn has served as one of our directors since August 2000. Mr. Prehn is also a member of RSG Investments, LLC. From March 1997 to September 2000, Mr. Prehn was the managing director of AMRESCO Commercial Finance, Inc., previously known as Commercial Lending Corporation, the company he sold to AMRESCO, Inc. From 1989 to 1996, Mr. Prehn co-founded Commercial Lending Corporation and Peteco, Inc., a company that purchased, packaged and sold securitized assets. Mr. Prehn received his Bachelor of Science in Business Administration from the University of California at Berkeley.

        James C. Savas has served as one of our directors since June 13, 2002. For more than six years, Mr. Savas has been a member of Savas Greene & Company, LLC, an accounting and business consulting firm located in Salt Lake City, Utah. From 1988 to 1995, Mr. Savas was a tax accountant for Price Waterhouse. Since April 1999, Mr. Savas has also served as co-manager of Providence Management, LLC, which is manager of Ash Capital, LLC, an investment company controlled by Dr. Alan C. Ashton. Mr. Savas also serves on the boards of Bullfrog Spas International and Vortex Products, both privately-held companies. Mr. Savas received his Bachelor of Science in Accounting from the University of Utah.

        Lawrence S. Schroeder has served as one of our directors since August 1999. Mr. Schroeder served as a director of eRoomSystem Services, Inc. from 1998 to March 2001. Since February 1999, Mr. Schroeder has served as president, chief executive officer and a director of Desert Freeze, Inc., a juice processor in Sacramento, California, and, since August 1998, Mr. Schroeder has served as chairman of New World, Inc., an investment management firm in Las Vegas, Nevada. In addition, since 1992, Mr. Schroeder has been a private consultant to the hospitality, sports and other related industries. Mr. Schroeder is also a director of River Valley Productions, Kansas City, Missouri, and a director of Responsive Marketing & Communications, Chicago, Illinois. Mr. Schroeder received his Bachelor of Science in Business Administration from Huron College.

COMMITTEES OF THE BOARD OF DIRECTORS

        Our board has authorized two standing committees, an audit committee and a compensation committee.

        Audit Committee.    The audit committee, which was formed on August 18, 2000, is comprised of Messrs. Ashton, Prehn and Flegel. The chairman of the audit committee is Mr. Prehn. The charter of the audit committee was adopted in August 2000. The audit committee met four times during the fiscal year ended December 31, 2001. The audit committee has the responsibility to:

  •
  recommend the firm that will serve as our independent public accountants;

  •
  review the scope and results of the audit and services provided by the independent public accountants;

  •
  meet with our financial staff to review accounting procedures and policies and internal controls; and

  •
  perform the other responsibilities set forth in its written charter.

        The audit committee is comprised exclusively of directors who are not our salaried employees and a majority of whom are, in the opinion of our board, free from any relationship which would interfere with the exercise of independent judgment as a committee member.

        Compensation Committee.    The compensation committee, which was formed on August 18, 2000, is comprised of Messrs. Ashton, Schroeder and Prehn. The chairman of the compensation committee is Mr. Schroeder. The compensation committee met three times during the fiscal year ended December 31, 2001. In general, the compensation committee's authority and oversight extends to total compensation, including base salaries, bonuses, stock options, and other forms of compensation. More specifically, the compensation committee has the responsibility to:

  •
  recommend executive compensation policy to our board;

  •
  determine compensation of our senior executives;

  •
  determine the performance criteria and bonuses to be granted; and

  •
  administer and approve stock option grants.

        In recommending executive compensation, the compensation committee has the responsibility to ensure that the compensation program for executives of eRoomSystem Technologies is effective in attracting and retaining key officers, links pay to business strategy and performance, and is administered in a fair and equitable fashion in the stockholder's interest.

BOARD OF DIRECTORS MEETINGS

        Our board generally meets quarterly, and during the fiscal year ended December 31, 2001, our board held five meetings. All of the incumbent directors attended at least 80% of the total number of meetings of the board held during the period for which they have been a director, and the total number of the meetings held by all committees of our board on which they served.

DIRECTOR COMPENSATION

        Our non-employee directors receive an attendance fee of $500 per board or committee meeting attended. In addition, non-employee directors receive stock options to purchase 25,000 shares of our common stock at each annual meeting conducted after 2001 for serving in such capacity. Directors who are our employees do not receive compensation for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The compensation of executive officers will be established by our board pursuant to recommendations from the compensation committee. No member of our compensation committee has served or will serve as a member of a board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board or compensation committee. However, David S. Harkness, our president, chief executive officer and chairman of the board, and James C. Savas, a director, serve as co-managers and owners of Providence Management, the manager of Ash Capital, and Dr. Alan C. Ashton, a director and member of our audit and compensation committee, is the principal member of Ash Capital.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our reporting directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of eRoomSystem Technologies with the Commission. Officers, directors and stockholders holding more than 10% of the class of stock are required to furnish us with copies of all Section 16(a) forms they file with the Commission.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all reports required under Section 16(a) were filed as required with the Commission with the exception of the Form 5 for December 2001 of S. Leslie Flegel which was filed on March 28, 2002.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth summary information concerning the total remuneration paid or accrued by eRoomSystem Technologies, to or on behalf of our chief executive officer and our executive officers whose total annual salary exceeded $100,000 during the fiscal years ended December 31, 2001, 2000 and 1999. In accordance with the rules of the Commission, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below which does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the executive officers.

Long-Term Compensation Securities Underlying Options
Annual Compensation
Name and Principal Position							Other Compensation
	Year	Salary		Bonus
David S. Harkness, President, Chief Executive Officer and Chairman	2001 2000 1999	$ $	153,512 4,932 0	$ $ $	0 0 0	300,000 250,000 0	$ $ $	0 0 0
Derek K. Ellis, Chief Financial Officer and Treasurer	2001 2000 1999	$ $ $	119,943 119,021 99,313	$ $ $	81,582 0 2,679	175,000 157,427 0	$ $ $	0 0 0
Gregory L. Hrncir, General Counsel, Vice President of Business Affairs and Secretary	2001 2000 1999	$ $ $	119,674 103,959 28,184	$ $ $	0 0 2,679	325,000 121,578 0	$ $ $	69,466 22,930 0

        The annual compensation paid to Mr. Ellis reflects the amendment of his executive employment agreement in October 2001 to reflect, among other things, his reduced base salary from $132,500 to $42,000, as discussed herein under "Employment Agreements and Termination of Employment." The amount paid to Mr. Hrncir under "Other Compensation" reflects payments pursuant to a consulting agreement and severance agreement with Mr. Hrncir.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table sets forth information regarding grants of stock options during the fiscal year ended December 31, 2001 made to our executive officers. The percentages below are based upon the grant of stock options during the fiscal year ended December 31, 2001 to purchase an aggregate of 1,389,451 shares of our common stock. With respect to the stock options granted during the fiscal year ended December 31, 2001, 439,451 stock options were issued pursuant to the 2000 Stock Option and Incentive Plan, or the 2000 Plan, and 950,000 stock options were issued outside of the 2000 Plan.

Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
David S. Harkness	300,000	21.59%	$0.26	December 31, 2011
Derek K. Ellis	100,000	7.20%	$1.91	January 23, 2004
Derek K. Ellis	75,000	5.40%	$0.26	December 31, 2011
Gregory L. Hrncir	100,000	7.20%	$1.91	January 23, 2004
Gregory L. Hrncir	225,000	16.19%	$0.26	December 31, 2011

Total	800,000	57.58%

        With respect to the stock options granted to Mr. Harkness, Mr. Harkness assigned the stock options as a gift to AK Holding Company, LLC, an entity affiliated with Dr. Alan C. Ashton, as of December 31, 2001, the date of grant. Accordingly, Mr. Harkness has no beneficial ownership over the stock options or the shares underlying the stock options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table sets forth information related to the exercise of stock options by Messrs. Ellis and Hrncir and information related to the fiscal year-end value of unexercised stock options held by our named executive officers. We have not issued any stock appreciation rights.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End Exercisable/Unexercisable		Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End Exercisable/Unexercisable
David S. Harkness	N/A	N/A	250,000	0	N/A	N/A
Derek K. Ellis	75,000	$0	259,980	0	N/A	N/A
Gregory L. Hrncir	225,000	$0	224,947	0	N/A	N/A

        With respect to the stock option exercises by Messrs. Ellis and Hrncir, Messrs. Ellis and Hrncir elected to exercise stock options to purchase 75,000 shares and 225,000 shares, respectively, as of the date of grant, i.e., December 31, 2001, through the issuance of full-recourse promissory notes. Since the exercise price was calculated as of the closing price on December 31, 2001, Messrs. Ellis and Hrncir did not realize any value as of the date of exercise. In addition, although Messrs. Ellis and Hrncir exercised their respective stock option grants of 75,000 shares and 225,000 shares in full, Messrs. Ellis and Hrncir will not have any voting rights with respect to the balance of 50,000 shares and 150,000 shares, respectively, until June 30, 2002 and December 31, 2002, the vesting dates for the balance of the shares under the respective stock option grants.

        As previously noted, on December 31, 2001, Mr. Harkness assigned a stock option to purchase 300,000 shares of common stock to AK Holding Company. AK Holding Company exercised the stock option in full as of December 31, 2001 through the issuance of a full recourse promissory note such that 100,000 shares have been issued to AK Holding Company and the balance of 100,000 shares and 100,000 shares, subject to certain restrictions, will be issued to AK Holding Company on June 30, 2002 and December 31, 2002, respectively, representing the vesting dates for the stock option. AK Holding Company will not have any voting rights with respect to the balance of 200,000 shares until the shares vest.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

        We have agreed to extend the executive employment agreement of David S. Harkness an additional year until December 31, 2002. Under the terms of the extension, Mr. Harkness will be paid an annual base salary of $150,000, payable in twenty-six equal installments and will be eligible for a performance bonus to be determined by the compensation committee, together with other benefits customarily granted to our executive officers. The agreement provides that Mr. Harkness shall hold in strict confidence and shall not disclose any of our non-public information during and for a period of three years following the termination of the agreement. In addition, Mr. Harkness has agreed that he will not, directly or indirectly, be an owner, partner, director, manager, officer or executive, or otherwise render services to or be associated with any business or activity that competes with us during the term of employment and for a three-year period following the termination of such employment.

        We may terminate the executive employment agreement with Mr. Harkness for cause, death or disability. Cause is defined as a breach of the executive employment agreement or of any other duty or obligation owed to us, a failure to follow a directive of our board, an act of fraud, misappropriation, dishonesty or embezzlement, or any willful or negligent misconduct, criminal conviction or similar conduct or activity. Upon termination for cause, death or disability, we owe no further obligation to Mr. Harkness with the exception of vested stock options and the payment of earned but unpaid salary, life insurance or disability benefits provided to Mr. Harkness. If we terminate the agreement for any other reason, we are obligated to provide Mr. Harkness with advance written notice of thirty days and pay a severance payment equal to three months of his then existing base salary.

        On July 12, 2000, we entered into an amended and restated executive employment agreement with Derek K. Ellis with a term that expired on December 31, 2001. On January 29, 2001, Mr. Ellis agreed to rescind his executive employment agreement in its entirety, effective retroactively to July 12, 2000, and enter into new executive employment agreement. The new agreement provided for the same base salary of $132,500 and benefits, included the extension of the term of employment to December 31, 2002 and adopted the termination language contained in the executive employment agreement with Mr. Harkness. Through the rescission of the prior agreement, we eliminated a provision which obligated us to pay the aggregate exercise price on the stock options exercised by Mr. Ellis and any applicable state and federal personal income tax incurred as a result of such payment on behalf of Mr. Ellis to the extent that Mr. Ellis is employed upon the conclusion of his executive employment agreement. In exchange for the rescission of his prior agreement and the revised terms and conditions of the new agreement, Mr. Ellis received a one-time cash bonus of $81,582. Subsequently, on October 1, 2001, in an effort to reduce expenses, Mr. Ellis agreed to amend his amended and restated executive employment agreement to reduce the annual base salary to $42,000 and to suspend his monthly car allowance of $500. On July 17, 2002, Mr. Ellis will rejoin us on a full-time basis and will earn a base salary of $118,000.

        On January 29, 2001, we entered into an executive employment agreement with Mr. Gregory L. Hrncir whereby he returned as a full-time employee acting in the capacity of our general counsel and vice president of business affairs. The new agreement provides for a base salary of $130,000, has terms and conditions essentially identical to those contained in the agreement with Mr. Harkness and expires on December 31, 2002. As a result of the executive employment agreement, a prior consulting agreement with Mr. Hrncir was terminated effective January 28, 2001. In addition, on January 29, 2001, we entered into an amended and restated severance agreement with Mr. Hrncir which provided for the payment of the balance owed on the severance agreement to Mr. Hrncir and the rescission of his prior executive employment agreement as of July 12, 2000. We paid $67,795 pursuant to the severance agreement.

        With respect to the employment of Messrs. Harkness and Hrncir, in March 2002, we have entered into an agreement whereby Messrs. Harkness and Hrncir have agreed to a voluntary reduction in pay of $15,000 and $12,000, respectively. As a result, the annual base salaries for Messrs. Harkness and Hrncir are $135,000 and $118,000, respectively.

        On January 24, 2001, we terminated for cause the second amended and restated executive employment agreement of Steven L. Sunyich and his employment with us. The employment agreement was entered into on July 12, 2000. We have reserved up to $210,000 in the event we are required to make any payments under the terms and conditions of Mr. Sunyich's executive employment agreement. Subsequently, Mr. Sunyich resigned as chairman of our board, which resignation was accepted by our board on March 6, 2001. See "Item 3. Legal Proceedings."

REPORT ON REPRICING OF OPTIONS

        During the fiscal year ended December 31, 2001, we did not adjust or amend the exercise price of any of our outstanding stock options awarded to any of our named executive officers.

        On January 18, 2002, we concluded a stock option exchange program whereby the holders of eligible stock options were allowed to surrender their stock options in exchange for the issuance of new stock options at least six months and one day after the date we accepted the surrendered stock options for cancellation, i.e., on or following July 22, 2002. Eligible stock options were those stock options issued under the 2000 Plan to current employees, directors, independent sales representatives and consultants with an exercise price of $1.50 or more. Eligible stock options totaled options to purchase 1,367,855 shares of common stock.

        The stock options will be issued at an exercise price equal to the last reported sale price of our common stock on the date of grant as long as the holder of the cancelled option continues to be employed by us. As part of the stock option exchange program, Messrs. Harkness, Ellis and Hrncir have surrendered stock options to purchase 250,000 shares, 257,427 shares and 221,578 shares, respectively. The holders of all of the eligible stock options surrendered their respective stock options pursuant to the stock option exchange program.

        As of June 14, 2002, there are options to purchase 1,366,105 shares of common stock that are eligible for issuance pursuant to the stock option exchange program. The difference in the number of options surrendered to the number of options issuable is due to the termination of the employment of an individual who held options to purchase 1,750 shares of common stock.

STOCK PERFORMANCE CHART

        In August 2000, we conducted an initial public offering of our common stock. Prior to this offering, we were privately held. In order to provide a representative comparison of our stock performance, the following chart compares the cumulative stockholder return on our common stock since August 3, 2000, the date our common stock began publicly trading, with the cumulative return on the Nasdaq Index and the Standard & Poor's SmallCap 600 Index. The performance chart sets forth the return on $100 invested in our common stock and the two stock indices from August 3, 2000 to December 31, 2001. The total return assumes the reinvestment of dividends.

	August 3, 2000	December 31, 2000	December 31, 2001
eRoomSystem Technologies, Inc.	$100.00	$42.31	$4.00
S&P SmallCap 600 Index	$100.00	$107.17	$114.17
Nasdaq Stock Market	$100.00	$65.25	$51.77

AUDIT COMMITTEE REPORT

        We, the members of the Audit Committee of the Board of Directors, are responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. We act under a written charter first adopted and approved by the Board of Directors in August 2000. We recommend to the Board of Directors the selection of the Company's independent auditor's.

        We review the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, we have reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-KSB with the Company's management and independent auditors. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

        We discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent auditors provided to us the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and we discussed with the independent auditors their independence.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee
John J. Prehn, Chairman Dr. Alan C. Ashton S. Leslie Flegel
March 8, 2002

AUDIT AND NON-AUDIT FEES

        For the fiscal year ended December 31, 2001, fees for services provided by Hansen, Barnett & Maxwell, our independent auditors, were as follows:

Audit and review of financial statements for fiscal year ended December 31, 2001 and for reviews of financial statements included in the Company's quarterly reports on Form 10-QSB	$111,277
Financial information systems design and implementation	—
All other services	804

TOTAL	$112,081

        The audit committee has considered the effect of non-audit services provided by Hansen, Barnett & Maxwell on its independence, and does not believe that such independence has been impaired or otherwise compromised.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001. As of December 31, 2001, our existing equity compensation plans consisted of the 2000 Stock Option and Incentive Plan, or the 2000 Plan, and options, warrants or rights issued as compensation or in exchange for goods and services.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by securities holders	2,373,071	$4.89	352,174
Equity compensation plans not approved by securities holders	550,894	$0.26	0

Total	2,923,965	$4.01	352,174

        The 2000 Plan was adopted by our board on February 3, 2000 and approved by our stockholders on March 29, 2000. The 2000 Plan was last amended by our stockholders on May 7, 2001 when the shares of common stock authorized under the 2000 Plan were increased from 2,000,000 shares to 2,400,000 shares. As part of our annual meeting, we are asking our stockholders to approve an amendment to the 2000 Plan which will increase the number of shares of common stock authorized under the 2000 Plan from 2,400,000 to 2,700,000 shares of common stock. The amendment was approved by our board on May 24, 2002.

        The 2000 Plan provides us with the vehicle to grant to employees, officers, directors and consultants stock options and bonuses in the form of stock and options. Under the 2000 Plan, we can grant awards for the purchase of up to 2,400,000 shares of common stock in the aggregate, including "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 and non-qualified stock options. As of June 14, 2002, we have issued options to purchase 2,319,636 shares of our common stock under the 2000 Plan, which includes the options to be re-issued as part of our stock option exchange program. The compensation committee has authority to determine the persons to whom awards will be granted, the nature of the awards, the number of shares to be covered by each grant, the terms of the grant and with respect to options, whether the options granted are intended to be incentive stock options, the duration and rate of exercise of each option, the option price per share, the manner of exercise and the time, manner and form of payment upon exercise of an option.

        On December 31, 2001, our board authorized the issuance of options to purchase an aggregate of 1,200,000 shares of our common stock to employees, directors and a consultant. The options were issued at an exercise price of $0.26 per underlying share, the closing price of our common stock on December 31, 2001. Due to the unavailability of options available pursuant to the 2000 Plan, our board elected to issue the options on December 31, 2001 outside of the 2000 Plan. Pursuant to our 2002 Annual Meeting of Stockholders, we will be seeking the ratification and approval of our stockholders of the issuance of the grant of options on December 31, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS INVOLVING ASH CAPITAL

        On August 17, 1999, we entered into an agreement of understanding with Ash Capital in connection with the purchase by Ash Capital of 333,334 shares of our Series B convertible preferred stock at a price of $3.00 per share. In addition, this agreement provided Ash Capital with representation on our board and options to purchase 70,313 shares of our common stock at $4.80 per share and 56,250 shares of our common stock at $8.80 per share. The agreement of understanding was later amended by an agreement which increased the amount of our shares of Series B convertible preferred stock to be purchased as follows: Ash Capital—333,334 shares; C&W/RSI Partners—133,334 shares; SKM Investments, LLC—133,334 shares; and Thunder Mountain Properties LC—83,334 shares. In addition, the shares of Series B convertible preferred stock purchased by these investors possessed the same rights as other shares of our Series B convertible preferred stock. Upon the consummation of our initial public offering on August 9, 2000, Mr. Ashton became a member of our board and all shares of our Series B convertible preferred stock were converted into shares of common stock upon the closing of our initial public offering.

        In addition to the agreement of understanding, we entered into a stockholders' agreement and proxy dated August 17, 1999 with Ash Capital in which rights were granted to Ash Capital. As a result, Ash Capital possessed the right to vote a nominee onto our board, the right of first refusal with respect to the proposed sale of shares of our capital stock by our executive officers and their respective affiliates and the right to participate in the proposed sale of shares of our capital stock in an amount equal to one quarter of the number of shares proposed to be sold. In the event that there is a transfer by our executive officers and their respective affiliates that violated this agreement, Ash Capital possessed the right to sell to our executive officers and their respective affiliates the number of shares of capital stock Ash Capital would have been able to sell pursuant to its participation rights. In addition, with the exception of transfers for estate planning purposes, our executive officers and their respective affiliates agreed to transfer no more than 10,000 shares of our capital stock per year. Although the agreement was to terminate upon the earlier of the tenth anniversary of the agreement or upon the consummation of a firmly underwritten public offering with gross proceeds of at least $12 million, in August 2000, Ash Capital provided a waiver of the $12 million requirement and permitted the termination of the agreement upon the consummation of our initial public offering that generated gross proceeds of $11.7 million.

        On February 15, 2000, we received a $500,000 loan from Ash Capital. Dr. Alan C. Ashton is a member of our board and controls Ash Capital. This loan was evidenced by a promissory note bearing simple interest at the rate of 10% per annum, payable on August 15, 2000 and secured by our assets. Ash Capital was issued a warrant to purchase 18,750 shares of our common stock exercisable at $4.80 per share through August 9, 2002. The primary purpose of this loan was to fund approximately 900 refreshment centers to be installed in several hotel properties in the United States. In August 2000, the promissory note was satisfied and paid in full.

        In relation to the management of Ash Capital, Providence Management has served as the manager of Ash Capital since its inception in April 1999. David S. Harkness, our chief executive officer and chairman, is the co-manager of Providence Management and owns fifty percent of Providence Management. Providence Management handles all of the business affairs of Ash Capital in return for a quarterly management fee of up to $37,500. In addition, once Ash Capital recoups its original principal investment in a venture, along with a ten percent annual return, Mr. Harkness is entitled to receive up to 10% of any remaining amount realized by Ash Capital.

        We have entered into two consulting agreements with Providence Management, one agreement on August 24, 1999 for marketing and business development services in exchange for $51,875 and a warrant to purchase 14,961 shares of our common stock, exercisable at $4.80 per share, and another agreement on October 31, 2000 for strategic tax planning and marketing services in exchange for $60,000. Although Mr. Harkness will continue to be compensated by Providence Management in exchange for a limited amount of assistance on Ash Capital matters unrelated to us, Mr. Harkness shall no longer receive any of the warrants or any portion of the payments made by us pursuant to the consulting agreements with Providence Management.

        As of December 31, 2001, we entered into a two-year consulting agreement with Ash Capital where Ash Capital shall provide financial advice on changes in our corporate structure, structuring securities offerings in private and public transactions through the issuance of debt and/or equity securities and alternative uses of corporate assets, provide strategic advice on federal and state tax issues and use of our net operating losses, and assist in the marketing of our products, including strategic business development through corporate-owned hotel chains, property management companies, design, architecture and construction firms, further development and refinement of marketing tools, programs, materials and promotions and assistance in the development of advertising and sponsorship programs with regional and national companies. In consideration for the services to be provided by Ash Capital, we have issued an option to purchase 250,000 shares of common stock at an exercise price of $0.26 per share and have agreed to reimburse Ash Capital for its reasonable out-of-pocket expenses where such expenses are not to exceed $1,000 per month without our prior written consent. The agreement also provides that Ash Capital shall hold in strict confidence and shall not disclose any of our non-public information and shall not engage in any aspect of our business anywhere in the United States or in any nation in which we have conducted any business.

TRANSACTIONS INVOLVING RSG INVESTMENTS, LLC

        On July 17, 1998, we entered into an agreement with RSG Investments through which RSG Investments loaned us $1.5 million. RSG Investments is a privately-held company in which John J. Prehn, one of our directors, is a member. Mr. Prehn previously served as the managing director of AMRESCO. At the time of these agreements, RSG Investments and AMRESCO were not affiliated with us, and Mr. Prehn did not serve on our board of directors.

        The purpose of the $1.5 million loan was to fund the production of approximately 2,270 eRoomServ refreshment centers. As an inducement, we issued to the principals of RSG Investments warrants to purchase 46,875 shares of common stock and agreed to pay interest at the rate of 15% per annum. Our obligation was secured by the eRoomServ refreshment centers, our other assets and by shares of our common stock held by our officers, directors and consultants. Due to the inability to satisfy our obligations under the loan, we entered into a settlement with RSG Investments in the form of an equipment transfer agreement dated September 28, 1999.

        Pursuant to the equipment transfer agreement, we formed a bankruptcy-remote entity, RSi BRE, Inc., transferred ownership of 2,270 eRoomServ refreshment centers to RSi BRE, Inc., and granted RSG Investments the right to receive $0.57 per eRoomServ refreshment center per day of the revenue realized from 2,050 of the eRoomServ refreshment centers. As part of the settlement, the RSi BRE, Inc. board of directors was to consist of three individuals, a representative of eRoomSystem Technologies, a representative of RSG Investments and a third independent director. In addition, we paid $250,000 to RSG Investments, converted $500,000 of our obligation to RSG Investments into 166,667 shares of our Series B convertible preferred stock and executed a promissory note in the principal amount of $750,000 bearing an interest rate of 10% per annum. Pursuant to this settlement, RSG Investments terminated the security interest granted under the original obligation and received a security interest in all of the assets of RSi BRE, Inc.

        Pursuant to the terms of this promissory note, we transferred 829 additional refreshment centers to RSi BRE, Inc. We were obligated to satisfy this promissory note in full on May 1, 2000, which was extended to August 15, 2000. On August 15, 2000, the promissory note was satisfied and paid in full. As a result, 829 units were transferred from RSi BRE, Inc. to us and the remaining obligations owed to RSG Investments were assumed by RSi BRE, Inc.

TRANSACTIONS INVOLVING HERBERT A. HARDT

        In August 2000, we paid commissions of $210,000 to Monness, Crespi, Hardt & Co., Inc., a member of the underwriting syndicate, as part of our initial public offering. Mr. Hardt is a principal of Monness, Crespi, Hardt & Co., Inc.

GRANT AND EXERCISE OF STOCK OPTIONS ON DECEMBER 31, 2001

        On December 31, 2001, we issued to David S. Harkness, Gregory L. Hrncir, Derek K. Ellis and Ash Capital options to purchase 300,000 shares, 225,000 shares, 75,000 shares and 250,000 shares of common stock, respectively, at $0.26 per share, the closing price of our common stock on December 31, 2001. As of the same date, Mr. Harkness assigned, as a gift, his options to AK Holding Company, a limited-liability company affiliated with Dr. Alan C. Ashton. In addition, as of the same date, Messrs. Hrncir and Ellis, Ash Capital and AK Holding Company exercised their options to purchase an aggregate of 950,000 shares of common stock (including 636,578 variable options) by payment of $26,000 in February 2002 and by issuing $221,000 of 5% full-recourse promissory notes to us. The principal and accrued interest on the promissory notes are due on December 31, 2005. In addition to the shares purchased with the notes, the notes are secured by 637,500 shares of common stock that have been held by Messrs. Hrncir and Ellis, Ash Capital and AK Holding Company for more than six months and by other assets. Inasmuch as the security for the notes is for the full amount of the notes and the parties have sufficient assets or other means beyond the shares purchased to justify the recourse nature of the notes, the legal form of the recourse notes arrangement has been respected for accounting purposes and the options are considered to have been exercised.

        The options exercised on December 31, 2001 included the early exercise of 400,000 unvested options. The shares of common stock issued upon the early exercise are subject to contingent repurchase call options held by us that will lapse at the time, and to the extent, the options vest. We may exercise the repurchase call option on the unvested portion of the common shares if the employment of either Messrs. Harkness, Hrncir or Ellis is terminated prior to the date the related options vest. Each call option is exercisable at the lesser of the fair value of the common stock on the date exercised or $0.26 per share. The unvested shares of common stock issued upon the early exercise of the options are included in the share of our common stock outstanding as of December 31, 2001.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        Section 78.138(7) of the Nevada Revised Statutes states that an officer or director is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

  •
  The act or failure to act constituted a breach of fiduciary duty as a director or officer; and

  •
  The breach of fiduciary duty involved intentional misconduct, fraud or a knowing violation of law.

        Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Article XII of our articles of incorporation provides for the indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Sections 78.7502 and 78.751 of the Nevada Revised Statutes. In addition, pursuant to the severance agreement with Mr. Hrncir, we agreed to indemnify Mr. Hrncir for any actions taken by him on behalf of eRoomSystem Technologies prior to the effective date of the severance agreement to the extent provided for in our bylaws.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions contained in our articles of incorporation, bylaws, Nevada law or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

        In addition to the indemnification of officers and directors under the Nevada Revised Statutes, we entered into indemnification agreements with Dr. Alan C. Ashton on August 17, 1999 and with John J. Prehn on May 31, 2000. Pursuant to these indemnification agreements, we agreed to hold harmless and indemnify each of them against any and all expenses incurred by them as a result of their positions as directors of eRoomSystem Technologies. In addition, we agreed to advance expenses incurred by each of them upon receipt of a written request for such advancement containing an unsecured undertaking by each of them to repay such amounts to the extent that they are held to not be entitled to indemnification from us. The advancement of expenses specifically excludes amounts for judgments, penalties, fines and settlements. Messrs. Ashton and Prehn each possess the right to indemnification if, in civil proceedings, they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of eRoomSystem Technologies, and, in criminal proceedings, they had no reasonable cause to believe that his conduct was unlawful. In addition, eRoomSystem Technologies may elect to not indemnify Messrs. Ashton and Prehn if either a majority of the directors not involved in the relevant proceeding or independent legal counsel, in a written opinion, determine that they have not met the relevant standards for indemnification.

        On September 28, 1999, we entered into an indemnification agreement with Donnelly Prehn which indemnifies Mr. Prehn for actions which may be taken by him as a director on behalf of RSi BRE, Inc. Pursuant to this indemnification agreement, eRoomSystem Technologies and RSi BRE, Inc., jointly and severally, agreed to hold harmless and indemnify Mr. Prehn against any and all expenses incurred by him as a result of his position as a director of RSi BRE, Inc. In addition, we agreed to advance expenses incurred by Mr. Prehn upon receipt of a written request for such advancement containing an unsecured undertaking by Mr. Prehn to repay such amounts to the extent that Mr. Prehn is held not to be entitled to indemnification from eRoomSystem Technologies. Mr. Prehn's rights to indemnification are only available if damages have not already been paid directly to Mr. Prehn by an insurance carrier maintained by either eRoomSystem Technologies or RSi BRE, Inc. Mr. Prehn is not entitled to indemnification if he is adjudged by a court of competent jurisdiction to have engaged in intentional misconduct or a knowing violation of the law, if he received an improper personal benefit, or if a court of competent jurisdiction renders a final decision that such indemnification is unlawful.

        There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO THE 2000 STOCK OPTION AND INCENTIVE PLAN

        In the fiscal year ended December 31, 2000, our board and stockholders adopted the 2000 Plan. The 2000 Plan, as adopted, authorized the grant of options for 2,000,000 shares of our common stock. As of June 14, 2002, options to purchase only 80,384 shares are available under the 2000 Plan. The foregoing amount assumes that options to purchase 1,366,105 shares of common stock that were surrendered on January 18, 2002 will be re-issued on or after July 22, 2002 as part of our stock option exchange program.

        In view of the limited number of shares available for grant under the 2000 Plan, our board adopted on May 24, 2002, subject to stockholder approval, an amendment to the 2000 Plan, which adds an additional 300,000 shares of common stock to the authorized number of shares available under the 2000 Plan for a total of 2,700,000 shares of common stock. The additional shares available under the 2000 Plan are for the purposes of granting further stock options to employees, directors, independent contractors and advisors who have been or are optionees, consistent with their present responsibilities, and to other employees who assume or who, as a result of promotion, will assume new and important responsibilities.

        The amendment to the 2000 Plan was memorialized in a First Amendment to the 2000 Plan, a copy of which is attached as Appendix A to this proxy statement. A summary of the principal features of the 2000 Plan and a copy of the 2000 Plan are contained in our definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 2, 2001 and as distributed as part of our 2001 annual meeting of stockholders.

        Our board of directors recommends a vote in favor of the amendment to the 2000 Stock Option and Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan from 2,400,000 shares to 2,700,000 shares.

PROPOSAL NO. 3
RATIFICATION AND APPROVAL OF THE GRANT OF STOCK OPTIONS ON DECEMBER 31, 2001

        On December 31, 2001, our board authorized the issuance of options to purchase an aggregate of 1,200,000 shares of our common stock to employees, directors and a consultant. The options were issued at an exercise price of $0.26 per underlying share, the closing price of our common stock on December 31, 2001. Due to the unavailability of options available pursuant to the 2000 Plan, our board elected to issue the options on December 31, 2001 outside of the 2000 Plan.

        We are seeking the ratification and approval of our stockholders with respect to the issuance of these options in accordance with Nasdaq Marketplace Rule 4350(i)(1)(A), which provides that we are required to obtain the ratification and approval of our stockholders for an arrangement pursuant to which our officers or directors may acquire our common stock. Of the options issued on December 31, 2001, we issued options to purchase an aggregate of 700,000 shares of common stock to our officers and directors as follows:

NAME	TITLE	OPTIONS
David S. Harkness	Officer and Director	300,000 shares
Gregory L. Hrncir	Officer	225,000 shares
Derek K. Ellis	Officer	75,000 shares
Dr. Alan C. Ashton	Director	25,000 shares
S. Leslie Flegel	Director	25,000 shares
John J. Prehn	Director	25,000 shares
Lawrence S. Schroeder	Director	25,000 shares

TOTAL		700,000 SHARES

        The options issued to our directors were immediately exercisable. In contrast, the options issued to our executive officers were subject to vesting over a twelve month period, where the first third was immediately exercisable on December 31, 2001, the second third became exercisable on June 30, 2002 and the last third becomes exercisable on December 31, 2002.

        In addition to the foregoing, our board also issued an option to purchase 250,000 shares of common stock to Ash Capital, LLC, an investment company controlled by Dr. Alan C. Ashton. The option was granted as part of the consideration to Ash Capital pursuant to a two-year consulting agreement where Ash Capital shall: (i) provide financial advice on changes in our capitalization and our corporate structure, (ii) provide strategic advice on federal and state tax issues and use of our net operating losses; and (iii) assist in the marketing of its products, including strategic business development through corporate-owned hotel chains, property management companies, design, architecture and construction firms, further development and refinement of marketing tools, programs, materials and promotions and assistance in the development of advertising and sponsorship programs with regional and national companies.

        Of the options to purchase an aggregate of 1,200,000 shares of our common stock, options to purchase 950,000 shares of common stock were exercised as of December 31, 2001. For additional information with respect to the exercise of these options, see "Certain Relationships and Related Transactions—Grant and Exercise of Stock Options on December 31, 2001."

        Our board of directors recommends a vote in favor of the grant of stock options on December 31, 2001.

VOTING PROCEDURES

        Upon the presence of a quorum of our stockholders, a plurality of the votes cast (either in person or represented by proxy) at the annual meeting is sufficient to elect the nominees to the board of directors. Upon the presence of a quorum of our stockholders, the amendment to the 2000 Plan and the issuance of stock options on December 31, 2001 will be approved if the number of votes cast "FOR" the amendment to the 2000 Plan exceeds the number of votes cast "AGAINST" the amendment to the 2000 Plan. A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person or represented by proxy, at the meeting. Abstention and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum, but are not counted as either votes cast "FOR" or "AGAINST" a specific proposal.

        We will appoint an inspector of election to: (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close; (vi) determine the results; and (vii) do any other act which may be proper to conduct the election or vote with fairness to all stockholders.

2003 ANNUAL MEETING OF STOCKHOLDERS

        We are proposing to hold our next annual meeting of stockholders in May 2003. Stockholders desiring to present proper proposals at that meeting and to have their proposals included in our proxy statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Exchange Act and must submit the proposal to eRoomSystem Technologies and such proposal must be received by us no later than December 16, 2002. Any such proposals, as well as any questions, should be directed to the secretary of eRoomSystem Technologies.

OTHER BUSINESS

        Our board does not know of any other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the notice of annual meeting of stockholders should be presented at the annual meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of our board, and in that connection will use their discretion and vote all proxies in accordance with their best judgment.

        Our 2001 Annual Report to Stockholders, including financial statements at and for the periods ended December 31, 2001, accompanies these proxy materials. The 2001 Annual Report and proxy materials are being mailed to all stockholders of eRoomSystem Technologies as of June 27, 2002.

By order of board of directors,

/s/ Gregory L. Hrncir

Gregory L. Hrncir
Secretary
Dated: June 24, 2002

OUR ANNUAL REPORT ON SEC FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE 12 MONTHS ENDED DECEMBER 31, 2001, WILL BE FURNISHED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THIS ANNUAL MEETING. TO OBTAIN A COPY OF THE FORM 10-KSB, WRITTEN REQUEST MUST BE MADE TO EROOMSYSTEM TECHNOLOGIES AND THE REQUESTING PERSON MUST REPRESENT IN WRITING THAT SUCH PERSON WAS A BENEFICIAL OWNER OF OUR SECURITIES AS OF JUNE 14, 2002.

REQUESTS SHOULD BE ADDRESSED TO:

    eRoomSystem Technologies, Inc.
    Attention: Gregory L. Hrncir, Secretary
    390 North 3050 East
    St. George, Utah 84790

APPENDIX A

FIRST AMENDMENT TO
eROOMSYSTEM TECHNOLOGIES, INC.
2000 STOCK OPTION AND INCENTIVE PLAN

As adopted by the Board of Directors on May 24, 2002

        The board of directors (the "Board") of eRoomSystem Technologies, Inc., a Nevada corporation (the "Company"), hereby adopts this amendment (this "Amendment") to the Company's 2000 Stock Option and Incentive Plan (the "Plan") for the purposes of increasing the number of shares of the Company's common stock, $.001 par value, authorized for issuance under the Plan.

1.
AMENDMENT

        Subject to the approval of the Company's stockholders as required by Section 13 of the Plan, Section 5(a) of the Plan, which currently reads as follows:

  5.
  STOCK SUBJECT TO THIS PLAN

          (a)  Basic Limitation. Shares offered under this Plan shall be authorized but unissued Shares or treasury Shares. Two million four hundred thousand (2,400,000) Shares have been reserved for issuance under this Plan (upon exercise of Options or other rights to acquire Shares). The aggregate number of Shares which may be issued under this Plan shall at all times be subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under this Plan shall not exceed the number of Shares which then remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

shall be amended and replaced in its entirety with the following:

  5.
  STOCK SUBJECT TO THIS PLAN

          (b)  Basic Limitation. Shares offered under this Plan shall be authorized but unissued Shares or treasury Shares. Two million seven hundred thousand (2,700,000) Shares have been reserved for issuance under this Plan (upon exercise of Options or other rights to acquire Shares). The aggregate number of Shares which may be issued under this Plan shall at all times be subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under this Plan shall not exceed the number of Shares which then remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

2.
EFFECTIVE DATE

        In accordance with Section 13(b) of the Plan, this Amendment shall not become effective until, and is subject to, the approval of the Company's stockholders.

3.
GENERAL PROVISIONS

        3.1  Interpretation. In the event that there is a conflict between any of the provisions of this Amendment and any of the provisions of the Plan, the provisions of this Amendment shall control.

        3.2  Remaining Terms and Conditions. Except as expressly amended or modified by this Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

        3.3  Governing Law; Venue. This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.

CERTIFICATE OF SECRETARY

        I hereby certify that I am the Secretary of eRoomSystem Technologies, Inc. and that the foregoing is the First Amendment to the eRoomSystem Technologies, Inc. 2000 Stock Option Plan, consisting of two (2) pages, as duly adopted by the Board of Directors of eRoomSystem Technologies, Inc. on May 24, 2002.

        In WITNESS WHEREOF, I have hereunto subscribed my name this 14th day of June 2002.

/s/ GREGORY L. HRNCIR Gregory L. Hrncir, Secretary

eROOMSYSTEM TECHNOLOGIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 29, 2002
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of eRoomSystem Technologies, Inc. hereby acknowledges receipt of the notice of annual meeting of stockholders, Proxy Statement, and 2000 Annual Report to Stockholders in connection with the annual meeting of stockholders to be held at Thanksgiving Point, 3003 North Thanksgiving Way, Lehi, Utah 84043, on Monday, July 29, 2002, at 9:00 in the morning, local time, and hereby appoints Derek K. Ellis and Gregory L. Hrncir, and each or either of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:

(1)
Election of Directors:

FOR ALL ☐	WITHHOLD ALL ☐

NOMINEES: Dr. Alan C. Ashton, David S. Harkness and Lawrence S. Schroeder as Class I Directors and S. Leslie Flegel, Herbert A. Hardt, John J. Prehn and James C. Savas as Class II Directors

        (INSTRUCTION: to withhold authority to vote for any one or more of the nominees, write the nominee's name or names on the space provided below):

(2)
Approve the amendment to the eRoomSystem Technologies, Inc. 2000 Stock Option and Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,400,000 shares to 2,700,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐
(3)
Ratify and approve the issuance of stock options to purchase 1,200,000 shares of common stock on December 31, 2001 to our executive officers, directors, consultants and employees.

FOR ☐	AGAINST ☐	ABSTAIN ☐
(4)
In their discretion, upon such other matters as may properly come before the annual meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF: (1) ALL NOMINEES LISTED, (2) THE APPROVAL OF AN AMENDMENT TO THE eROOMSYSTEM TECHNOLOGIES, INC. 2000 STOCK OPTION AND INCENTIVE PLAN, (3) THE RATIFICATION AND APPROVAL OF THE ISSUANCE OF OPTIONS TO PURCHASE 1,200,000 SHARES OF COMMON STOCK ON DECEMBER 31, 2001, AND, IN THE DISCRETION OF THE PROXIES, ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature(s)	Date:	, 2002

NOTE: PLEASE SIGN PROXY EXACTLY AS YOUR NAME APPEARS.

Date the Proxy in the space provided. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.